Exhibit 10.31

REVOLVING NOTE

$29,000,000	Vienna, Virginia
September 3, 2009

FOR VALUE RECEIVED, the undersigned, GLOBAL STRATEGIES GROUP (NORTH AMERICA) INC., a Maryland corporation, formerly known as SFA, INC. (the “Company”) and THE ANALYSIS CORP., a Delaware corporation (“TAC”, and together with the Company and each other Subsidiary that becomes a party to the Loan Agreement (as hereinafter defined), collectively, the “Borrowers,” and individually, a “Borrower”), hereby jointly and severally promise to pay to SUNTRUST BANK, a Georgia banking corporation (the “Lender”) or its registered assigns, at the office of SunTrust Bank (“SunTrust”) at 8330 Boone Boulevard, Vienna, Virginia 22182, on the Commitment Termination Date (as defined in the Loan and Security Agreement dated as of February 9, 2007, as amended by the First Amendment to Loan and Security Agreement, dated October 3, 2007, the Second Amendment to Loan and Security Agreement, dated as of May 23, 2008, the Third Amendment to Loan and Security Agreement, dated as of July 22, 2008, the Fourth Amendment to Loan and Security Agreement, dated as of March 25, 2009, and the Fifth Amendment to Loan and Security Agreement, of even date herewith (as the same may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrowers, the Lenders from time to time party thereto and SunTrust, as Administrative Agent for the Lenders), the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers pursuant to the Loan Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Loan Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrowers further promise to pay all costs of collection, including the reasonable attorneys’ fees of the Lender.

Each Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Loan Agreement.

All borrowings evidenced by this Revolving Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of any Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Note and the Loan Agreement.

This Revolving Note is issued in connection with, and is entitled to the benefits of, the Loan Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified. THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS REVOLVING NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[SIGNATURE ON FOLLOWING PAGE]

GLOBAL STRATEGIES GROUP (NORTH AMERICA) INC., a Maryland corporation, formerly known as SFA, INC.

By:	/s/ John F. Hillen, III
Name:	John F. Hillen
Title:

THE ANALYSIS CORP., a Delaware corporation

By:	/s/ Alexander Drew
Name:	Alexander Drew
Title:	President